                                                                     Exhibit 5.1


                                              DLA PIPER RUDNICK GRAY CARY US LLP
                                              The Marbury Building
                                              6225 Smith Avenue
                                              Baltimore, Maryland 21209-3600
                                              T 410.580.3000
                                              F 410.580.3001
                                              W www.dlapiper.com



                                  May 16, 2006


RESOURCE CAPITAL CORP.
712 Fifth Avenue
New York, New York 10019

         Re:  Registration Statement on Form S-11 (Registration No. 333-132836)

Ladies and Gentlemen:

         We serve as special Maryland counsel to Resource Capital Corp., a Maryland corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of the registration by the Company of up to 14,450,800 shares (the "Shares") of common stock, $.001 par value per share, of the Company ("Common Stock"), which may be sold from time to time by certain current stockholders of the Company, covered by the above-referenced Registration Statement on Form S-11 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission"). 13,454,134 of the Shares (the "Private Placement Shares") were originally issued in connection with a private placement on March 8, 2005, 345,000 of the Shares (the "Manager Shares" and, together with the Private Placement Shares, the "Selling Stockholder Shares") were issued as restricted stock under the Resource Capital Corporation 2005 Stock Incentive Plan (the "Plan") to Resource Capital Manager, Inc. (the "Manager") on March 8, 2005 and 651,666 of the Shares (the "Option Shares") may be issued pursuant to the exercise of options granted to the Manager under the Plan. This opinion is being provided at your request in connection with the filing of the Amendment No. 1 to the Registration Statement.

         In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the "Documents"):

         1. The Registration Statement and the related form of prospectus included therein in the form in which it was transmitted to the Commission under the Act;

         2. The charter of the Company (the "Charter"), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the "SDAT");

         3. The Bylaws of the Company, certified as of the date hereof by the Secretary of the Company;

                                                          RESOURCE CAPITAL CORP.
                                                                    May 16, 2006
                                                                          Page 2


         4. Resolutions (the "Resolutions") adopted by the Board of Directors of the Company, or a duly authorized committee thereof, relating to the registration, sale and issuance of the Shares and the adoption of the Plan, certified as of the date hereof by the Secretary of the Company;

         5. The Plan, certified as of the date hereof by the Secretary of the Company;

         6. A certificate of the SDAT as to the good standing of the Company, dated as of the date hereof; and

         7 A certificate executed by Michael S. Yecies, Secretary of the Company, dated as of the date hereof.

         In expressing the opinion set forth below, we have assumed the following:

         1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

         2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

         3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding.

         4. All Documents submitted to us as originals are authentic. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the Documents are true and complete. There has been no oral or written modification or amendment to the Documents, or waiver of any provision of the Documents, by action or omission of the parties or otherwise.

         5. The Company will maintain a sufficient number of authorized and unissued shares of Common Stock reserved for the issuance of Option Shares.

         Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

         1. The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

                                                          RESOURCE CAPITAL CORP.
                                                                    May 16, 2006
                                                                          Page 3

         2. The Selling Stockholder Shares have been duly authorized and are validly issued, fully paid and nonassessable.

         3. The Option Shares, upon issuance in accordance with the Resolutions and the Plan, will have been duly authorized and validly issued, fully paid and nonassessable.

         The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with the securities (or "blue sky") laws of the State of Maryland. The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

         We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

         This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein under the heading "Legal Matters". In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.

                                          Very truly yours,

                                          /s/ DLA Piper Rudnick
                                              Gray Cary US LLP